Exhibit 99.1

ServisFirst Bancshares, Inc. Announces Results For Fourth Quarter of 2023

BIRMINGHAM, Ala.--(BUSINESS WIRE)--January 29, 2024--ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended December 31, 2023.

Fourth Quarter 2023 Highlights:

  Entering the Memphis, Tennessee market with the hiring of Joel Smith as President.
  Deposits grew 15% year-over-year and new deposit accounts opened increased 12% year-over-year.
  Diluted earnings per share of $0.77 for the quarter.
  Adjusted* diluted earnings per share of $0.91 for the quarter.
  $2.1 billion in cash on hand with no FHLB advances or brokered deposits.
  Book value per share of $26.45, up 10.7% from the fourth quarter of 2022 and 10.8% annualized, from the third quarter of 2023.
  Cash dividend increased from $0.28 per share to $0.30 per share, a 7% increase.
  Credit quality continues to be strong with non-performing assets to total assets of 0.14%.
  Consolidated Common Equity Tier 1 capital to risk-weighted assets increased from 9.95% to 10.91% year-over-year.

Tom Broughton, Chairman, President, and CEO, said, “We are pleased to announce our entrance into the Memphis, Tennessee market with the addition of Joel Smith, who is an outstanding banker with a commercial and industrial banking background.”

Bud Foshee, CFO, said, “We are well-positioned for growth in 2024, with strong liquidity in what we believe to be the best footprint in the United States.”

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)	Period Ending December 31, 2023	Period Ending September 30, 2023	% Change From Period Ending September 30, 2023 to Period Ending December 31, 2023	Period Ending December 31, 2022	% Change From Period Ending December 31, 2022 to Period Ending December 31, 2023
QUARTERLY OPERATING RESULTS
Net Income	$42,074	$53,340	(21.1)%	$67,724	(37.9)%
Net Income Available to Common Stockholders	$42,043	$53,340	(21.2)%	$67,693	(37.9)%
Diluted Earnings Per Share	$0.77	$0.98	(21.3)%	$1.24	(38.0)%
Return on Average Assets	1.04%	1.37%		1.89%
Return on Average Common Stockholders' Equity	11.78%	15.34%		21.27%
Average Diluted Shares Outstanding	54,548,719	54,530,635		54,537,685

Adjusted Net Income, net of tax*	$49,891	$53,340	(6.5)%	$67,724	(26.3)%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$49,860	$53,340	(6.5)%	$67,693	(26.3)%
Adjusted Diluted Earnings Per Share, net of tax*	$0.91	$0.98	(6.6)%	$1.24	(26.4)%
Adjusted Return on Average Assets, net of tax*	1.23%	1.37%		1.89%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	13.98%	15.34%		21.27%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$206,853			$251,504	(17.8)%
Net Income Available to Common Stockholders	$206,791			$251,442	(17.8)%
Diluted Earnings Per Share	$3.79			$4.61	(17.8)%
Return on Average Assets	1.37%			1.71%
Return on Average Common Stockholders' Equity	15.13%			20.73%
Average Diluted Shares Outstanding	54,535,315			54,534,774

Adjusted Net Income, net of tax*	$214,670			$251,504	(14.6)%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$214,608			$251,442	(14.6)%
Adjusted Diluted Earnings Per Share, net of tax*	$3.94			$4.61
Adjusted Return on Average Assets, net of tax*	1.42%			1.71%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	15.71%			20.73%

BALANCE SHEET
Total Assets	$16,129,668	$16,044,332	0.5%	$14,595,753	10.5%
Loans	11,658,829	11,641,130	0.2%	11,687,968	(0.2)%
Non-interest-bearing Demand Deposits	2,643,101	2,621,072	0.8%	3,321,347	(20.4)%
Total Deposits	13,273,511	13,142,376	1.0%	11,546,805	15.0%
Stockholders' Equity	1,440,405	1,401,384	2.8%	1,297,896	11.0%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $42.1 million and net income available to common stockholders of $42.0 million for the quarter ended December 31, 2023, compared to net income and net income available to common stockholders of $53.3 million for the third quarter of 2023 and net income and net income available to common stockholders of $67.7 million for the fourth quarter of 2022. Basic and diluted earnings per common share were both $0.77 in the fourth quarter of 2023, compared to $0.98 for both in the third quarter of 2023 and $1.25 and $1.24, respectively, in the fourth quarter of 2022.

Annualized return on average assets was 1.04% and annualized return on average common stockholders’ equity was 11.78% for the fourth quarter of 2023, compared to 1.89% and 21.27%, respectively, for the fourth quarter of 2022.

Net interest income was $101.7 million for the fourth quarter of 2023, compared to $99.7 million for the third quarter of 2023 and $122.4 million for the fourth quarter of 2022. The net interest margin in the fourth quarter of 2023 was 2.57% compared to 2.64% in the third quarter of 2023 and 3.52% in the fourth quarter of 2022. The Company significantly increased deposits and liquidity in the form of interest-bearing balances with banks after the stress in the banking system in March. Average interest-bearing balances with banks increased by $1.5 billion, or 333%, from the fourth quarter of 2022 to the fourth quarter of 2023. While the increased liquidity had a benign impact on net interest income, it has had an impact on our net interest margin. Loan yields were 6.32% during the fourth quarter of 2023 compared to 6.13% during the third quarter of 2023 and 5.32% during the fourth quarter of 2022. Investment yields were 3.08% during the fourth quarter of 2023 compared to 3.07% during the third quarter of 2023 and 2.49% during the fourth quarter of 2022. Average interest-bearing deposit rates were 4.06% during the fourth quarter of 2023, compared to 3.84% during the third quarter of 2023 and 1.70% during the fourth quarter of 2022. Average federal funds purchased rates were 5.49% during the fourth quarter of 2023, compared to 5.43% during the third quarter of 2023 and 3.75% during the fourth quarter of 2022.

Average loans for the fourth quarter of 2023 were $11.60 billion, an increase of $35.5 million, or 1.2% annualized, from average loans of $11.56 billion for the third quarter of 2023, and an increase of $113.4 million, or 1.0%, from average loans of $11.49 billion for the fourth quarter of 2022.

Average total deposits for the fourth quarter of 2023 were $13.23 billion, an increase of $549.1 million, or 17.2% annualized, over average total deposits of $12.68 billion for the third quarter of 2023, and an increase of $1.84 billion, or 16.2%, from average total deposits of $11.39 billion for the fourth quarter of 2022.

Non-performing assets to total assets were 0.14% for the fourth quarter of 2023, compared to 0.15% for the third quarter of 2023 and 0.12% for the fourth quarter of 2022. Annualized net charge-offs to average loans were 0.09% for the fourth quarter of 2023, compared to 0.15% for the third quarter of 2023 and 0.06% fourth quarter of 2022. The allowance for credit losses as a percentage of total loans at December 31, 2023, September 30, 2023, and December 31, 2022, was 1.32%, 1.31%, and 1.25%, respectively. We recorded a $3.6 million provision for credit losses in the fourth quarter of 2023 compared to $4.3 million in the third quarter of 2023, and $7.1 million in the fourth quarter of 2022.

Non-interest income increased $413,000, or 5.9%, to $7.4 million for the fourth quarter of 2023 from $7.0 million in the fourth quarter of 2022, and decreased $756,000, or 9.3%, on a linked quarter basis. Service charges on deposit accounts increased $315,000, or 16.9%, to $2.2 million from the fourth quarter of 2022 to the fourth quarter of 2023, and increased $18,000, or 0.8%, on a linked quarter basis. Mortgage banking revenue increased $278,000, or 54.1%, to $792,000 from the fourth quarter of 2022 to the fourth quarter of 2023, and decreased $33,000, or 4.0%, on a linked quarter basis. Net credit card revenue decreased $257,000, or 11.4%, to $2.0 million during the fourth quarter of 2023, compared to $2.3 million during the fourth quarter of 2022, and decreased $528,000, or 20.9%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income increased $39,000, or 2.4%, to $1.6 million during the fourth quarter of 2023, compared to $1.6 million during the fourth quarter of 2022, and decreased $179,000, or 9.8%, on a linked quarter basis. Other operating income for the fourth quarter of 2023 increased $38,000, or 5.2%, to $763,000 from $725,000 in the fourth quarter of 2022, and decreased $34,000, or 4.3%, on a linked quarter basis. We recognized $162,000 of income on an interest rate cap during the fourth quarter of 2022. The interest rate cap matured during the second quarter of 2023. Merchant service revenue increased $95,000, or 19.5%, to $585,000 for the fourth quarter of 2023 from $490,000 in the fourth quarter of 2022.

Non-interest expense for the fourth quarter of 2023 increased $20.2 million, or 52.9%, to $58.3 million from $38.1 million in the fourth quarter of 2022, and increased $16.6 million, or 39.8%, on a linked quarter basis. Salary and benefit expense for the fourth quarter of 2023 increased $3.8 million, or 19.7%, to $23.0 million from $19.2 million in the fourth quarter of 2022, and increased $2.9 million, or 14.7%, on a linked quarter basis. The number of FTE employees increased by 20 to 591 at December 31, 2023 compared to 571 at December 31, 2022, and increased by 23 from the end of the third quarter of 2023. Equipment and occupancy expense increased $597,000, or 18.3%, to $3.9 million in the fourth quarter of 2023, from $3.3 million in the fourth quarter of 2022, and increased $281,000, or 7.9% on a linked-quarter basis. The year-over-year increase was primarily attributed to new leases that began after the fourth quarter of 2022. Third party processing and other services expense decreased $329,000, or 4.0%, to $7.8 million in the fourth quarter of 2023, from $8.2 million in the fourth quarter of 2022, and increased $1.3 million, or 19.7%, on a linked-quarter basis. Professional services expense increased $495,000, or 53.7%, to $1.4 million in the fourth quarter of 2023, from $922,000 in the fourth quarter of 2022, and increased $152,000, or 12.0%, on a linked quarter basis. FDIC and other regulatory assessments increased $8.2 million to $9.5 million in the fourth quarter of 2023, from $1.3 million in the fourth quarter of 2022, and increased $7.2 million, or 305.3%, on a linked quarter basis. The FDIC increased the assessment rate by two basis points beginning in the first quarter of 2023. Other operating expenses for the fourth quarter of 2023 increased $7.6 million, or 154.0%, to $12.6 million from $5.0 million in the fourth quarter of 2022, and increased $4.8 million, or 60.9%, on a linked-quarter basis. During the fourth quarter of 2023, an incremental expense related to tax credit investments of $3.3 million, associated with the tax benefit discussed below, contributed to the increase in other operating expenses. In addition, the following items, which management views as unusual, infrequent, and not reflective of future normal operating expenses, contributed to the increase in non-interest expense: the FDIC implemented a special assessment to recapitalize the Deposit Insurance Fund resulting in an expense of $7.2 million, an EDP contract termination and related capitalized cost write-offs of $1.1 million to other operating expenses, and an adjustment to a privilege tax accrual resulting in a $2.2 million expense to other operating expenses. The EDP contract termination costs were related to a planned systems conversion that was canceled. We determined the benefits to our clients were less than expected and the disruption outweighed the benefits. We can continue to provide best-in-class products with our current service provider. The adjustment to the privilege tax accrual was due to an under-accrual in previous years, and the correction resulted in duplicate expense for 2023. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” below for more discussion of these expenses. The efficiency ratio was 55.23% during the fourth quarter of 2023 compared to 29.45% during the fourth quarter of 2022 and 38.64% during the third quarter of 2023. The adjusted efficiency ratio was 42.22%.

Income tax expense decreased $11.2 million, or 68.6%, to $5.2 million in the fourth quarter of 2023, compared to $16.4 million in the fourth quarter of 2022. Our effective tax rate was 10.91% for the fourth quarter of 2023 compared to 19.49% for the fourth quarter of 2022. We recognized an aggregate of $6.7 million in credits during the fourth quarter of 2023 related to investments in tax credit partnerships, compared to $3.1 million during the fourth quarter of 2022. During the fourth quarter of 2023, $4.1 million of the recognized credits were related to the incremental expense for tax credit investments discussed above. We recognize a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the fourth quarters of 2023 and 2022 of $252,000 and $10,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate loan production offices in Florida. Through the bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; credit issues associated with the efficacy of return to office policies; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2023, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022
CONSOLIDATED STATEMENT OF INCOME
Interest income	$229,062	$213,206	$189,656	$181,322	$170,273
Interest expense	127,375	113,508	88,405	73,021	47,889
Net interest income	101,687	99,698	101,251	108,301	122,384
Provision for credit losses	3,582	4,282	6,654	4,197	7,135
Net interest income after provision for credit losses	98,105	95,416	94,597	104,104	115,249
Non-interest income	7,379	8,135	8,582	6,321	6,966
Non-interest expense	58,258	41,663	38,466	39,664	38,092
Income before income tax	47,226	61,888	64,713	70,761	84,123
Provision for income tax	5,152	8,548	11,245	12,790	16,399
Net income	42,074	53,340	53,468	57,971	67,724
Preferred stock dividends	31	-	31	-	31
Net income available to common stockholders	$42,043	$53,340	$53,437	$57,971	$67,693
Earnings per share - basic	$0.77	$0.98	$0.98	$1.07	$1.25
Earnings per share - diluted	$0.77	$0.98	$0.98	$1.06	$1.24
Average diluted shares outstanding	54,548,719	54,530,635	54,527,317	54,534,482	54,537,685

CONSOLIDATED BALANCE SHEET DATA
Total assets	$16,129,668	$16,044,332	$15,072,808	$14,566,559	$14,595,753
Loans	11,658,829	11,641,130	11,604,894	11,629,802	11,687,968
Debt securities	1,882,847	1,878,701	2,048,227	1,646,937	1,678,936
Non-interest-bearing demand deposits	2,643,101	2,621,072	2,855,102	2,898,736	3,321,347
Total deposits	13,273,511	13,142,376	12,288,219	11,615,317	11,546,805
Borrowings	64,735	64,751	64,737	65,417	64,726
Stockholders' equity	1,440,405	1,401,384	1,363,471	1,339,817	1,297,896

Shares outstanding	54,461,580	54,425,447	54,425,033	54,398,025	54,326,527
Book value per share	$26.45	$25.75	$25.05	$24.63	$23.89
Tangible book value per share (1)	$26.20	$25.50	$24.80	$24.38	$23.64

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.57%	2.64%	2.93%	3.15%	3.52%
Return on average assets	1.04%	1.37%	1.50%	1.63%	1.89%
Return on average common stockholders' equity	11.78%	15.34%	15.85%	17.83%	21.27%
Efficiency ratio	55.23%	38.64%	35.02%	34.60%	29.45%
Non-interest expense to average earning assets	1.47%	1.10%	1.11%	1.15%	1.10%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.91%	10.69%	10.37%	10.01%	9.55%
Tier 1 capital to risk-weighted assets	10.92%	10.69%	10.38%	10.02%	9.55%
Total capital to risk-weighted assets	12.45%	12.25%	11.94%	11.54%	11.03%
Tier 1 capital to average assets	9.12%	9.35%	9.83%	9.49%	9.29%
Tangible common equity to total tangible assets (1)	8.85%	8.66%	8.96%	9.11%	8.81%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for the most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio. During the fourth quarter of 2023, we recorded a one-time expense of $7.2 million associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. Additionally, we experienced expenses for the termination of an EDP contract and related capitalized cost write-offs resulting in $1.1 million in expenses, and an adjustment to a privilege tax accrual resulting in a $2.2 million expense. The EDP contract termination costs were related to a planned systems conversion that was canceled. We determined the benefits to our clients were less than expected and the disruption outweighed the benefits. We can continue to provide best-in-class products with our current service provider. The adjustment to the privilege tax accrual was due to an under-accrual in previous years, and the correction resulted in duplicate expenses for 2023. These expenses are unusual, or infrequent, in nature and not part of the noninterest expense run rate. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures.

This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations, and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Net income - GAAP	$42,074	$206,853
Adjustments:
FDIC special assessment	7,152	7,152
Privilege tax expense	2,150	2,150
EDP contract termination expense	1,134	1,134
Tax on adjustments	(2,619)	(2,619)
Adjusted net income - non-GAAP	$49,891	$214,670

Net income available to common stockholders - GAAP	$42,043	$206,791
Adjustments:
FDIC special assessment	7,152	7,152
Privilege tax expense	2,150	2,150
EDP contract termination expense	1,134	1,134
Tax on adjustments	(2,619)	(2,619)
Adjusted net income available to common stockholders -non-GAAP	$49,860	$214,608

Diluted earnings per share - GAAP	$0.77	$3.79
Adjustments:
FDIC special assessment	0.13	0.13
Privilege tax expense	0.04	0.04
EDP contract termination expense	0.02	0.02
Tax on adjustments	(0.05)	(0.05)
Adjusted diluted earnings per share - non-GAAP	$0.91	$3.94

Return on average assets - GAAP	1.04%	1.37%
Net income - GAAP	$42,074	$206,853
Adjustments:
FDIC special assessment	7,152	7,152
Privilege tax expense	2,150	2,150
EDP contract termination expense	1,134	1,134
Tax on adjustments	(2,619)	(2,619)
Adjusted net income available to common stockholders -non-GAAP	$49,891	$214,670
Average assets - GAAP	$16,122,146	$15,066,716
Adjusted return on average assets - non-GAAP	1.23%	1.42%

Return on average common stockholders' equity - GAAP	11.78%	15.13%
Net income available to common stockholders - GAAP	$42,074	$206,853
Adjustments:
FDIC special assessment	7,152	7,152
Privilege tax expense	2,150	2,150
EDP contract termination expense	1,134	1,134
Tax on adjustments	(2,619)	(2,619)
Adjusted diluted earnings per share - non-GAAP	$49,891	$214,670
Average common stockholders' equity - GAAP	$1,415,866	$1,366,708
Adjusted return on average common stockholders' equity non-GAAP	13.98%	15.71%

Efficiency ratio	55.23%	40.67%
Non-interest expense - GAAP	$56,480	$176,273
Adjustments:
FDIC special assessment	7,152	7,152
Privilege tax expense	2,150	2,150
EDP contract termination expense	1,134	1,134
Adjusted non-interest expense	$46,044	$165,837
Net interest income plus non-interest income - GAAP	$109,066	$441,354
Adjusted efficiency ratio - non-GAAP	42.22%	37.57%

	At December 31, 2023	At September 30, 2023	At June 30, 2023	At March 31, 2023	At December 31, 2022
Book value per share - GAAP	$26.45	$25.75	$25.05	$24.63	$23.89
Total common stockholders' equity - GAAP	1,440,405	1,401,384	1,363,471	1,339,817	1,297,896
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,426,790	$1,387,769	$1,349,856	$1,326,202	$1,284,281
Tangible book value per share - non-GAAP	$26.22	$25.50	$24.80	$24.38	$23.64

Stockholders' equity to total assets - GAAP	8.93%	8.73%	9.05%	9.20%	8.89%
Total assets - GAAP	$16,129,668	$16,044,332	$15,072,808	$14,566,559	$14,595,753
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$16,116,053	$16,030,717	$15,059,193	$14,552,944	$14,582,138
Tangible common equity to total tangible assets - non-GAAP	8.85%	8.66%	8.96%	9.11%	8.81%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2023	December 31, 2022	% Change
ASSETS
Cash and due from banks	$123,430	$106,317	16%
Interest-bearing balances due from depository institutions	1,907,083	708,221	169%
Federal funds sold	100,575	1,515	6,539%
Cash and cash equivalents	2,131,088	816,053	161%
Available for sale debt securities, at fair value	900,183	644,815	40%
Held to maturity debt securities (fair value of $907,191 and $935,953, respectively)	982,664	1,034,121	(5)%
Restricted equity securities	10,226	7,734	32%
Mortgage loans held for sale	5,074	1,607	216%
Loans	11,658,829	11,687,968	-%
Less allowance for credit losses	(153,317)	(146,297)	5%
Loans, net	11,505,512	11,541,671	-%
Premises and equipment, net	59,324	59,850	(1)%
Goodwill	13,615	13,615	-%
Other assets	521,982	476,287	10%
Total assets	$16,129,668	$14,595,753	11%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$2,643,101	$3,321,347	(20)%
Interest-bearing	10,630,410	8,225,458	29%
Total deposits	13,273,511	11,546,805	15%
Federal funds purchased	1,256,724	1,618,798	(22)%
Other borrowings	64,735	64,726	-%
Other liabilities	94,293	67,528	40%
Total liabilities	14,689,263	13,297,857	10%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
December 31, 2023 and December 31, 2022	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,461,580 shares issued and outstanding at December 31, 2023, and 54,326,527
shares issued and outstanding at December 31, 2022	54	54	-%
Additional paid-in capital	232,605	229,693	1%
Retained earnings	1,254,841	1,109,902	13%
Accumulated other comprehensive loss	(47,595)	(42,253)	13%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,439,905	1,297,396	11%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,440,405	1,297,896	11%
Total liabilities and stockholders' equity	$16,129,668	$14,595,753	11%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$184,897	$153,924	$699,101	$499,691
Taxable securities	15,512	10,895	53,499	40,722
Nontaxable securities	12	27	65	137
Federal funds sold	1,018	818	2,844	1,556
Other interest and dividends	27,623	4,609	57,737	17,209
Total interest income	229,062	170,273	813,246	559,315
Interest expense:
Deposits	108,155	33,471	331,740	59,396
Borrowed funds	19,220	14,418	70,569	29,027
Total interest expense	127,375	47,889	402,309	88,423
Net interest income	101,687	122,384	410,937	470,892
Provision for credit losses	3,582	7,135	18,715	37,607
Net interest income after provision for credit losses	98,105	115,249	392,222	433,285
Non-interest income:
Service charges on deposit accounts	2,181	1,866	8,420	8,033
Mortgage banking	792	514	2,755	2,438
Credit card income	2,004	2,261	8,631	9,917
Securities losses	-	-	-	(6,168)
Bank-owned life insurance income	1,639	1,600	7,574	6,478
Other operating income	763	725	3,037	12,661
Total non-interest income	7,379	6,966	30,417	33,359
Non-interest expense:
Salaries and employee benefits	23,024	19,230	80,965	77,952
Equipment and occupancy expense	3,860	3,263	14,295	12,319
Third party processing and other services	7,841	8,170	27,872	27,333
Professional services	1,417	922	5,916	4,277
FDIC and other regulatory assessments	9,509	1,311	15,614	4,565
Other real estate owned expense	17	239	47	295
Other operating expense	12,590	4,957	33,342	31,075
Total non-interest expense	58,258	38,092	178,051	157,816
Income before income tax	47,226	84,123	244,588	308,828
Provision for income tax	5,152	16,399	37,735	57,324
Net income	42,074	67,724	206,853	251,504
Dividends on preferred stock	31	-	62	62
Net income available to common stockholders	$42,043	$67,693	$206,791	$251,442
Basic earnings per common share	$0.77	$1.25	$3.80	$4.63
Diluted earnings per common share	$0.77	$1.24	$3.79	$4.61

LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022
Commercial, financial, and agricultural	$2,823,986	$2,890,535	$2,986,453	$3,081,926	$3,145,317
Real estate - construction	1,519,619	1,509,937	1,397,732	1,469,670	1,532,388
Real estate - mortgage:
Owner-occupied commercial	2,257,163	2,237,684	2,294,002	2,243,436	2,199,280
1-4 family mortgage	1,249,938	1,170,099	1,167,238	1,138,645	1,146,831
Other mortgage	3,744,346	3,766,124	3,686,434	3,624,071	3,597,750
Subtotal: Real estate - mortgage	7,251,447	7,173,907	7,147,674	7,006,152	6,943,861
Consumer	63,777	66,751	73,035	72,054	66,402
Total loans	$11,658,829	$11,641,130	$11,604,894	$11,629,802	$11,687,968
SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022
Allowance for credit losses:
Beginning balance	$152,247	$152,272	$148,965	$146,297	$140,967
Loans charged off:
Commercial financial and agricultural	2,831	4,783	4,358	1,257	2,116
Real estate - construction	89	19	-	-	-
Real estate - mortgage	14	-	131	26	-
Consumer	231	341	111	390	200
Total charge offs	3,165	5,143	4,600	1,673	2,316
Recoveries:
Commercial financial and agricultural	614	825	1,233	128	393
Real estate - construction	-	-	-	3	-
Real estate - mortgage	-	-	-	1	-
Consumer	39	11	21	11	118
Total recoveries	653	836	1,254	143	511
Net charge-offs	2,512	4,307	3,346	1,530	1,805
Provision for credit losses	3,582	4,282	6,654	4,197	7,135
Ending balance	$153,317	$152,247	$152,272	$148,965	$146,297

Allowance for credit losses to total loans	1.32%	1.31%	1.31%	1.28%	1.25%
Allowance for credit losses to total average loans	1.32%	1.31%	1.31%	1.28%	1.27%
Net charge-offs to total average loans	0.09%	0.15%	0.11%	0.05%	0.06%
Provision for credit losses to total average loans	0.12%	0.15%	0.23%	0.14%	0.25%
Nonperforming assets:
Nonaccrual loans	$19,349	$20,912	$16,897	$13,157	$12,450
Loans 90+ days past due and accruing	2,184	1,692	5,947	4,683	5,391
Other real estate owned and repossessed assets	995	690	832	248	248
Total	$22,528	$23,294	$23,676	$18,088	$18,089

Nonperforming loans to total loans	0.18%	0.19%	0.20%	0.15%	0.15%
Nonperforming assets to total assets	0.14%	0.15%	0.16%	0.12%	0.12%
Nonperforming assets to earning assets	0.14%	0.16%	0.16%	0.13%	0.13%
Allowance for credit losses to nonaccrual loans	795.17%	731.74%	901.18%	1,132.24%	1,175.08%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023	4th Quarter 2022
Interest income:
Interest and fees on loans	$184,897	$178,754	$171,718	$163,732	$153,924
Taxable securities	15,512	15,522	11,570	10,895	10,895
Nontaxable securities	12	15	17	21	27
Federal funds sold	1,018	985	227	614	818
Other interest and dividends	27,623	17,930	6,124	6,060	4,609
Total interest income	229,062	213,206	189,656	181,322	170,273
Interest expense:
Deposits	108,155	95,901	71,971	55,713	33,471
Borrowed funds	19,220	17,607	16,434	17,308	14,418
Total interest expense	127,375	113,508	88,405	73,021	47,889
Net interest income	101,687	99,698	101,251	108,301	122,384
Provision for credit losses	3,582	4,282	6,654	4,197	7,135
Net interest income after provision for credit losses	98,105	95,416	94,597	104,104	115,249
Non-interest income:
Service charges on deposit accounts	2,181	2,163	2,142	1,934	1,866
Mortgage banking	792	825	696	442	514
Credit card income	2,004	2,532	2,406	1,689	2,261
Bank-owned life insurance income	1,639	1,818	2,496	1,621	1,600
Other operating income	763	797	842	635	725
Total non-interest income	7,379	8,135	8,582	6,321	6,966
Non-interest expense:
Salaries and employee benefits	23,024	20,080	18,795	19,066	19,230
Equipment and occupancy expense	3,860	3,579	3,421	3,435	3,263
Third party processing and other services	7,841	6,549	6,198	7,284	8,170
Professional services	1,417	1,265	1,580	1,654	922
FDIC and other regulatory assessments	9,509	2,346	2,242	1,517	1,311
Other real estate owned expense	17	18	6	6	239
Other operating expense	12,590	7,826	6,224	6,702	4,957
Total non-interest expense	58,258	41,663	38,466	39,664	38,092
Income before income tax	47,226	61,888	64,713	70,761	84,123
Provision for income tax	5,152	8,548	11,245	12,790	16,399
Net income	42,074	53,340	53,468	57,971	67,724
Dividends on preferred stock	31	-	31	-	31
Net income available to common stockholders	$42,043	$53,340	$53,437	$57,971	$67,693
Basic earnings per common share	$0.77	$0.98	$0.98	$1.07	$1.25
Diluted earnings per common share	$0.77	$0.98	$0.98	$1.06	$1.24

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2023		3rd Quarter 2023		2nd Quarter 2023		1st Quarter 2023		4th Quarter 2022
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$11,580,716	6.33%	$11,545,003	6.13%	$11,581,008	5.94%	$11,632,439	5.70%	$11,465,538	5.32%
Tax-exempt (2)	17,787	4.71	18,023	4.71	18,312	4.82	18,978	3.36	19,526	6.60
Total loans, net of
unearned income	11,598,503	6.32	11,563,026	6.13	11,599,320	5.94	11,651,417	5.70	11,485,064	5.32
Mortgage loans held for sale	5,105	6.22	5,476	6.67	5,014	5.12	1,522	6.40	1,515	3.67
Debt securities:
Taxable	2,007,636	3.08	2,029,995	3.07	1,757,397	2.64	1,724,523	2.54	1,755,764	2.49
Tax-exempt (2)	1,739	2.30	2,408	2.49	2,960	2.43	3,781	2.43	4,863	2.39
Total securities (3)	2,009,375	3.08	2,032,403	3.07	1,760,357	2.64	1,728,304	2.54	1,760,627	2.49
Federal funds sold	72,178	5.60	74,424	5.25	15,908	5.72	50,526	4.93	82,656	3.93
Restricted equity securities	10,216	8.74	8,471	5.90	8,834	6.08	9,919	7.69	7,724	7.35
Interest-bearing balances with banks	1,981,411	5.49	1,293,243	5.45	460,893	5.21	510,021	4.67	458,115	3.83
Total interest-earning assets	$15,676,788	5.80	$14,977,043	5.65	$13,850,326	5.49	$13,951,709	5.27	$13,795,701	4.90
Non-interest-earning assets:
Cash and due from banks	101,741		111,566		101,188		106,448		113,823
Net premises and equipment	60,110		60,121		60,499		60,617		60,323
Allowance for credit losses, accrued
interest and other assets	283,435		283,357		279,860		279,775		273,964
Total assets	$16,122,074		$15,432,087		$14,291,873		$14,398,549		$14,243,811

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,245,431	2.91%	$2,153,973	2.72%	$1,628,936	1.69%	$1,675,355	1.25%	$1,763,622	0.73%
Savings	107,035	1.72	112,814	1.61	122,050	1.38	134,671	0.94	141,163	0.64
Money market	7,106,190	4.44	6,538,426	4.24	5,971,639	3.78	5,756,642	3.17	5,047,133	2.07
Time deposits	1,111,350	4.18	1,093,388	3.89	983,582	3.44	850,639	2.51	860,336	1.69
Total interest-bearing deposits	10,570,006	4.06	9,898,601	3.84	8,706,207	3.32	8,417,307	2.68	7,812,254	1.70
Federal funds purchased	1,338,110	5.49	1,237,721	5.43	1,191,582	5.14	1,389,217	4.67	1,453,445	3.75
Other borrowings	64,734	4.23	64,734	4.23	100,998	4.62	114,726	4.61	64,726	4.23
Total interest-bearing liabilities	$11,972,850	4.22%	$11,201,056	4.02%	$9,998,787	3.55%	$9,921,250	2.98%	$9,330,425	2.04%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	2,656,504		2,778,858		2,876,225		3,086,774		3,572,956
Other liabilities	76,651		72,924		64,917		72,121		77,544
Stockholders' equity	1,475,366		1,437,766		1,399,578		1,358,587		1,307,553
Accumulated other comprehensive
loss	(59,297)		(58,517)		(47,634)		(40,183)		(44,667)
Total liabilities and
stockholders' equity	$16,122,074		$15,432,087		$14,291,873		$14,398,549		$14,243,811
Net interest spread		1.58%		1.63%		1.94%		2.29%		2.86%
Net interest margin		2.57%		2.64%		2.93%		3.15%		3.52%

(1)

Average loans include nonaccrual loans in all periods. Loan fees of $4,175, $2,996, $3,318 $3,263, and $3,630 are included in interest income in the fourth quarter of 2023, third quarter of 2023, second quarter of 2023, first quarter of 2023, and fourth quarter of 2022, respectively.

(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)

Unrealized losses on debt securities of $(84,647), $(83,815), $(69,498), $(59,738), and $(62,568) for the fourth quarter of 2023, third quarter of 2023, second quarter of 2023, first quarter of 2023, and fourth quarter of 2022, respectively, are excluded from the yield calculation.

Contacts

ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com